UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): June 15, 2007 (June 15, 2007)

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Avis Budget Group, Inc.
(Exact Name of Registrant as Specified in its Charter)
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Delaware	1-10308	06-0918165
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6 Sylvan Way Parsippany, NJ	07054
(Address of Principal Executive Offices)	(Zip Code)

(973) 496-4700
(Registrant's telephone number, including area code)

N/A
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 15, 2007, Brett D. Weinblatt was appointed as the Company’s Chief Accounting Officer, replacing John T. McClain in that role. The transition of the responsibilities of principal accounting officer from Mr. McClain to Mr. Weinblatt had been planned since 2006, reflecting the significant reduction in separation-related activities that has occurred, as expected, over the last several months.

Mr. Weinblatt, age 38, has been Senior Vice President and Controller of Avis Budget Group since August 2006 and was previously Senior Vice President and Controller of the vehicle rental business of Cendant Corporation from July 2005. Prior to joining our Company, Mr. Weinblatt held various senior leadership finance positions with Alpharma Inc., a specialty pharmaceutical company, including chief financial officer of Alpharma’s Animal Health Division, from June 2002. Prior to joining Alpharma, Mr. Weinblatt was employed by Honeywell International Inc. (formerly AlliedSignal Inc.) and Deloitte & Touche LLP. Mr. Weinblatt is a certified public accountant in the State of New Jersey.

Mr. McClain will continue to oversee the remaining functions associated with our legacy as the former parent company of Realogy Corporation, Wyndham Worldwide Corporation and Travelport. Given the likelihood that the scope of these responsibilities will diminish as these legacy activities transition to each company, we expect that Mr. McClain will leave the Company before the end of 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVIS BUDGET GROUP, INC.
By:	/s/ Jean M. Sera
Jean M. Sera Senior Vice President and Secretary

Date: June 15, 2007